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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 21, 1999 related to the financial statements of MJK Holdings, Inc. and May 15, 1997, except for Notes 17, 18 and 19, as to which the date is April 27, 1999, related to the financial statements of Miller, Johnson & Kuehn, Incorporated in the Registration Statement (Form S-2) and related Prospectus of Stockwalk.com Group, Inc. for the registration of $30,000,000 in Convertible Subordinated Notes.

/s/ ERNST & YOUNG LLP
Minneapolis, Minnesota
April 24, 2000